Exhibit 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
April 23, 2009	Fax (949) 480-8301

ACACIA RESEARCH REPORTS FIRST QUARTER 2009
FINANCIAL RESULTS

Newport Beach, Calif. – (BUSINESS WIRE) – April 23, 2009 – Acacia Research Corporation (Nasdaq: ACTG) today reported results for the three months ended March 31, 2009.

“Acacia Research executed $16,350,000 in licensing transactions in the first quarter of 2009, resulting in first quarter license fee revenues of $12,650,000, an increase of 40%, compared to $9,048,000 in the year ago period, and prepaid deferred revenues of $3,700,000 which will be recognized as revenues in subsequent periods.  Cash and investments increased during the quarter by $2,483,000 to $54,001,000,” commented Acacia Research Chairman and CEO, Paul Ryan.

“Acacia Research trailing 12-month revenues were $51,829,000, an increase of 42%, compared to $36,460,000 at the end of the first quarter of 2008.  Acacia's revenues of $44,713,000 over the past three quarters set a new record for a nine-month period.”

“Acacia Research reported a net loss of $2,357,000, or $.08 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $2,985,000.  In the first quarter, Acacia generated revenues from 28 new licensing agreements, covering 16 different technologies, including initial revenues from 4 new licensing programs, and has now generated revenues from 52 different technologies.  During the quarter, Acacia acquired control of 5 new patent portfolios for future licensing and now controls over 100 patent portfolios.”

“We currently have the largest number of licensing opportunities in our history and our licensing success is generating new interest from technology companies, universities, research centers and individual inventors wanting us to partner with them and take over the licensing of their patented technologies,” concluded Mr. Ryan.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended March 31, 2009 and 2008

First quarter 2009 license fee revenues were $12,650,000 versus $9,048,000 in the comparable 2008 period.  In addition, deferred license fee revenues, representing upfront license fee payments received from licensees at the beginning of the contractual license term, which are deferred and amortized in the statement of operations as license fee revenues on a straight-line basis over the applicable license term, increased to $4,319,000 as of March 31, 2009, compared to $318,000 at December 31, 2008.

First quarter 2009 revenues included license fees from 28 new licensing agreements covering 16 of our technology licensing programs, including initial license fee revenues for our Surgical Catheter technology, Encrypted Media & Playback Devices technology, Child-friendly Secure Mobile Phones technology and Heated Surgical Blades technology.  First quarter 2009 license fee revenues also included fees from the licensing of our DMT® technology, Telematics technology, Pop-up Internet Advertising technology,  Audio Communications Fraud Detection technology, Picture Archiving & Communication Systems technology, Remote Management of Imaging Devices technology, Projector technology, Rule Based Monitoring technology, Location Based Services technology, Online Auction Guarantee technology, eCommerce Pricing technology, and High Quality Image Processing technology.  To date, on a consolidated basis, our operating subsidiaries have generated revenues from 52 technology licensing programs.

Trailing twelve-month revenues totaled $51.8 million as of March 31, 2009, as compared to $48.2 million as of December 31, 2008, $42.0 million at September 30, 2008, $37.7 million as of June 30, 2008, and $36.5 million as of March 31, 2008.

Acacia Research Corporation reported a first quarter 2009 net loss of $2,357,000 versus $4,489,000 in the comparable 2008 period.  Included in first quarter 2009 results from operations are non-cash charges totaling $2,985,000, comprised of non-cash stock compensation charges of $1,920,000 and non-cash patent amortization charges of $1,065,000.  First quarter 2008 results from operations included non-cash charges of $3,164,000, comprised of non-cash stock compensation charges of $1,829,000 and non-cash patent amortization charges of $1,335,000.

First quarter 2009 marketing, general and administrative expenses decreased to $5,378,000 (including non-cash stock compensation charges of $1,920,000) from $5,649,000 (including non-cash stock compensation charges of $1,829,000) in the comparable 2008 period, due primarily to a reduction in personnel costs resulting from a reduction in employee headcount since the end of the prior year period, and a decrease in accounting and other corporate, general and administrative costs related to ongoing operations.

Operating expenses for the first quarter of 2009 and 2008 included inventor royalties expenses of $3,528,000 and $2,090,000, respectively, and contingent legal fees expenses of $3,163,000 and $2,641,000, respectively.  The majority of the patent portfolios that are owned or controlled by our operating subsidiaries are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis.  The economic terms of the inventor and contingent legal fee arrangements, if any, including royalty rates and contingent fee rates, vary across the patent portfolios owned or controlled by our operating subsidiaries.  As such, inventor royalties and contingent legal fees expenses fluctuate period to period, based on the amount of revenues recognized each period and the mix of specific patent portfolios with varying economic terms generating revenues each period.

In the aggregate, inventor royalties and contingent legal fees expenses increased 41% during the three months ended March 31, 2009, as compared to the three months ended March 31, 2008, consistent with the 40% increase in related license fee revenues for the same periods, as discussed above.  For the same periods, inventor royalties expense increased 69%, compared to the 40% increase in license fee revenues, due primarily to certain patent portfolios with lower than average inventor royalty rates generating revenues during the three months ended March 31, 2008, as compared to the patent portfolios generating revenues during the three months ended March 31, 2009.  For the same periods, contingent legal fees expenses increased 20%, compared to the 40% increase in license fee revenues, due to certain patent portfolios with lower contingent fee rates generating revenues during the three months ended March 31, 2009, as compared to the patent portfolios generating revenues in the prior year period.

First quarter 2009 patent-related legal expenses were $1,361,000 versus $1,016,000 in the comparable 2008 period.  Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis.  Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period.  The increase during the three months ended March 31, 2009, as compared to the three months ended March 31, 2008, is primarily due to patent related legal expenses incurred on new licensing and enforcement programs commenced since the end of the prior year period.

First quarter 2009 patent related research, consulting and other expenses were $761,000 versus $977,000 in the comparable 2008 period.  Research, consulting and other expenses include third-party patent related research, development, consulting, licensing and patent maintenance costs incurred in connection with the identification, review, acquisition, development, licensing and enforcement and maintenance of patent portfolios.  These costs fluctuate period to period based on business development, patent related research, due diligence and patent licensing and enforcement activities in each period.  The decrease during the three months ended March 31, 2009, as compared to the three months ended March 31, 2008, is primarily due to a reduction in expenses related to certain licensing and enforcement programs that are further along in the related litigation and enforcement effort.  This reduction was partially offset by an increase in expenses incurred in connection with new patent related business development and licensing and enforcement programs commenced since the end of the prior year period.

Financial Condition

Total assets were $78,529,000 as of March 31, 2009 compared to $73,074,000 as of December 31, 2008.  Cash and cash equivalents and investments totaled $54,001,000 as of March 31, 2009 compared to $51,518,000 as of December 31, 2008.  During the first quarter of 2009, patent related acquisition costs totaled $162,000, as compared to $1,558,000 during the first quarter of 2008.

Refer to the section below entitled “Summary Financial Information” for summary consolidated balance sheet, income statement and cash flow information as of and for the three months ended March 31, 2009.

Business Highlights and Recent Developments

Business highlights of the first quarter and recent developments include the following:

(Note:  Acacia Patent Acquisition LLC, TransAuction LLC, International Printer Corporation, Telematics Corporation, Cardio Access LLC, Light Valve Solutions LLC, Hospital Systems Corporation, Diagnostic Systems Corporation, Performance Pricing, Inc., Screentone Systems Corporation, Thermal Scalpel LLC, Location Based Services LLC and Child Protect LLC are all wholly owned operating subsidiaries of Acacia Research Corporation):

●
TransAuction LLC entered into a settlement and license agreement with uBid.com Holdings, Inc. resolving patent litigation that was pending in the United States District Court for the Eastern District of Texas.  This patented technology generally relates to methods for securing the performance of online auction participants such as using guarantees and providing corresponding visual indication of guaranteed auctions.

●
International Printer Corporation entered into a settlement and license agreement with Dell Inc. covering a patent portfolio that relates to networkable multifunction printer technology.  This agreement resolves patent litigation that was pending in the United States District Court for the Eastern District of Texas against Dell Inc.  International Printer Corporation has also entered into a license agreement with Lexmark International, Inc. covering the same technology portfolio.

●
Telematics Corporation entered into patent license agreements with the following companies resolving patent litigation that was pending in the United States District Court for the Northern District of Georgia:

●	Horizon Technologies, L.L.C.
●	Air-Trak
●	Telogis, Inc.
●	Cheetah Software Systems, Inc.

The Telematics technology generally relates to systems and methods for displaying mobile vehicle information on a map.  This technology can be used in navigation and fleet management systems that combine wireless communication with GPS tracking and map displays.

●
Hospital Systems Corporation entered into license agreements with the following companies covering a portfolio of patents that apply to medical picture archiving and communication system (PACS) technology:

●	Merge Healthcare, Inc.
●	Intelerad Medical Systems
●	INFINITT North America, Inc.
●	Viztek, Inc.
●	UltraRAD Corporation
●	McKesson Information Solutions LLC

The agreements resolve the parties’ dispute that was pending in the District Court for the Eastern District of Texas.

●	Cardio Access LLC entered into license agreements with the following companies covering a patent relating to certain medical devices:

●	Johnson & Johnson
●	Medtronic, Inc.

●	Diagnostic Systems Corporation entered into a settlement and license agreement with NetScout Systems, Inc. and NetIQ Corporation covering a portfolio of patents that apply to rule-based monitoring.

●	Performance Pricing, Inc. entered into a license agreement with LookSmart, Ltd. covering a patent portfolio that relates to e-commerce pricing.

●
Screentone Systems Corporation entered into a settlement and license agreement with Electronics for Imaging, Inc. (Nasdaq: efii) covering a patent portfolio directed to methods for digital halftone screening.  This patented technology generally relates to methods for improving print image quality through the use of advanced signal processing techniques for transforming continuous toned images into high quality half toned images. This technology can be used in printing products such as high end laser printers and image setters.

●
Location Based Services LLC entered into a settlement and license agreement with Leap Wireless International, Inc. covering a portfolio of patents that generally relates to the provision of location based services via cellular phone networks.  More specifically, the technology claimed by the Patents is applicable to key aspects of several location based services, such as: wireless emergency (e911) service, handset-based navigation, and many other location based services that rely on knowing the precise location of a cell phone.

●
Thermal Scalpel LLC entered into a license agreement with C.R. Bard covering patents relating to surgical devices.  The agreement resolves litigation that was pending in the United States District Court for the Eastern District of Texas with respect to certain C.R. Bard products.  The technology generally relates to surgical devices and methods involving cutting or ablation of tissue in a manner that promotes hemostasis.

●
Child Protect LLC entered into a license agreement with LG Electronics, Inc. covering a portfolio of patents that apply to controlling incoming and/or outgoing calls from a telephone.  This agreement resolves the parties’ dispute that was pending in the Federal District Court for the District of New Jersey.

●	Light Valve Solutions LLC entered into settlement and license agreements with the following companies covering a patent portfolio that relates to light valve systems:

●	NEC Display Solutions, Ltd.
●	Canon, Inc.
●	Mitsubishi Electric Corporation
●	InFocus Corp.
●	Toshiba Corporation
●	Christie Digital Systems, Inc.

●
Acacia Patent Acquisition LLC continued its patent and patent rights acquisition activities, acquiring a total of five new patent portfolios in the first quarter of 2009, including the following three portfolios described below:

●
In January 2009, acquired a patent relating to online promotion technology.  This patented technology generally relates to online promotion of consumer products and can be used to provide consumers with web access to discount coupons and rebate offers.

●
In March 2009 acquired rights to a patent relating to interactive mapping technology. This patented technology generally relates to interactive maps and can be used to provide user-generated data, such as places of interest or reviews, over the Internet.

●
In March 2009 acquired rights to a patent relating to improved anti-trap safety technology for vehicles.  This patented technology can be used to adapt automatic vent closure to changes, such as environment or mechanical wear. This technology may be applicable to vehicles that implement anti-pinch/anti-trap safety systems on powered vents such as windows, doors and sunroofs.

A conference call is scheduled for today.  The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 674-0222 for domestic callers and (201) 604-0498 for international callers. A replay of the audio presentation will be available for 30 days at (888) 346-3949 for domestic callers and (404) 260-5385 for international callers, both of whom will need to enter the PIN code 6542296# when prompted, dial 4 to listen to replays and enter the Confirmation code 20090311196046#.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control over 100 patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION

	March 31,	December 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$50,878	$48,279
Accounts receivable	9,390	7,436
Deferred royalties and contingent legal fees	1,604	-
Prepaid expenses and other current assets	703	1,255

Total current assets	62,575	56,970

Property and equipment, net of accumulated depreciation	196	221
Patents, net of accumulated amortization	11,516	12,419
Investments - noncurrent	3,123	3,239
Other assets	1,119	225

	$78,529	$73,074

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,799	$3,240
Royalties and contingent legal fees payable	12,089	10,770
Deferred revenues	3,293	318

Total current liabilities	19,181	14,328

Deferred revenues, net of current portion	1,026	-
Other liabilities	212	199

Total liabilities	20,419	14,527

Total stockholders' equity	58,110	58,547

	$78,529	$73,074

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31, 2009	March 31, 2008

License fee revenues	$12,650	$9,048

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,920 and $1,829 for the three months ended March 31, 2009 and 2008, respectively)	5,378	5,649
Inventor royalties and contingent legal fees expense - patents	6,691	4,731
Legal expenses - patents	1,361	1,016
Research, consulting and other expenses - patents	761	977
Amortization of patents	1,065	1,335

Total operating expenses	15,256	13,708

Operating loss	(2,606)	(4,660)

Other income (expense):
Interest income	52	455
Gain on foreign currency translation	201	-
Gain (loss) on investments	34	(263)

Total other income (expense)	287	192

Loss from operations before income taxes	(2,319)	(4,468)

Provision for income taxes	(38)	(21)

Net loss	$(2,357)	$(4,489)

Loss per common share:
Net loss	$(2,357)	$(4,489)
Basic and diluted loss per share	(0.08)	(0.15)

Weighted average shares, basic and diluted	29,639,459	29,217,636

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31, 2009	March 31, 2008
Net cash provided by (used in):
Operating activities	$2,618	$(3,878)
Investing activities	(19)	3,383
Financing activities	-	111

Increase (decrease) in cash and cash equivalents	2,599	(384)

Cash and cash equivalents, beginning	48,279	40,467

Cash and cash equivalents, ending	$50,878	$40,083